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                                                                     EXHIBIT 5.1



                           [LETTERHEAD OF BAKER & DANIELS]

March 12, 1998

Board of Directors
National City Bancshares, Inc.
227 Main Street
P.O. Box 868
Evansville, Indiana 47705-0868

Ladies and Gentlemen:

     We have acted as counsel to National City Bancshares, Inc., an Indiana corporation (the "Company"), and NCBE Capital Trust I, a Delaware statutory business trust (the "Trust"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which is being jointly filed by the Company and the Trust with the Securities and Exchange Commission (the "SEC") for the purpose of registering under the Act the issuance and sale of the Trust's Cumulative Trust Preferred Securities (the "Preferred Securities"). Capitalized terms not defined herein shall have the meanings given such terms in the Registration Statement.

     We have examined the (i) the Certificate of Trust of the Trust as filed with the Secretary of State of the State of Delaware on February 12, 1998, (ii) the Trust Agreement of the Trust dated February 12, 1998, (iii) the form of the Amended and Restated Trust Agreement of the Trust, (iv) the form of the Preferred Securities, (v) the form of the Guarantee, (vi) the form of the Indenture, and (vii) the form of the Subordinated Debentures to be issued by the Company. We have also examined originals or copies, certified, or otherwise identified to our satisfaction, of such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than the Company or the Trust, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that, except as set forth in paragraphs (1) and
(2) below, such documents constitute valid and binding obligations of such parties. In addition, we have assumed that the Amended and Restated Trust Agreement of the Trust, the Preferred Securities, the Guarantee, the Indenture and the Subordinated Debentures, when executed, will be executed in substantially the forms filed as exhibits to the Registration Statement with only such modifications which are accepted by us. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees, and other representatives of the Company, the Trust and others.

     Based upon and subject to the foregoing and to other qualifications and limitations set forth herein, we are of the opinion that:

     1. After the Indenture has been duly executed and delivered, the Subordinated Debentures, when duly executed, delivered, authenticated and issued in accordance with the Indenture and delivered and paid for as contemplated by the Registration Statement, will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, rearrangement, receivership,

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moratorium, or other laws and matters of public policy now or hereafter in effect relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     2. The Guarantee, when duly executed and delivered by the parties thereto, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, rearrangement, receivership, moratorium, or other laws and matters of public policy now or hereafter in effect relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     To the extent that laws other than the laws of the State of Indiana or the federal laws of the United States are applicable to any of the transactions, agreements, or instruments referred to herein, we express no opinion on such laws.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement. This consent is not to be construed as an indication that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act or the Rules and Regulations of the SEC promulgated thereunder.

                                        Very truly yours,


                                        BAKER & DANIELS